ASSET PURCHASE AGREEMENT

     AGREEMENT made and entered into this 29th day of March, 2000, by and between: MORO ACQUISITION CORP., a Delaware corporation ("MORO"); DAVID W. MENARD and JACQUELINE J. MENARD (hereinafter, "Guarantors"); J.M. AHLE CO., INC., a New Jersey corporation ("AHLE"); each of JAMES M. AHLE, RAYMOND J. DONOVAN, and RONALD A. SCHIAVONE, as trustee of the Ronald A. Schiavone Living Trust u/t/a/d June 21, 1991 (hereinafter, "Shareholder" or "Shareholders"); and RONALD A. SCHIAVONE, individually ("Schiavone").

                                   BACKGROUND

     AHLE is a distributor of reinforcing steel to contractors and subcontractors for use in the construction of highways, airports, bridges, treatment facilities, schools, public facilities, industrial and commercial buildings, and other structures. AHLE desires to sell to MORO and MORO desires to purchase substantially all of the operating assets and inventories of AHLE, and to assume substantially all of the known operating liabilities of AHLE, all as more fully set forth herein.

                                    AGREEMENT

     NOW THEREFORE, intending to be legally bound hereby, and in consideration of the mutual agreements, covenants, warranties,


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representations and undertakings of the parties hereto, the undersigned mutually agree as follows:

     I. Sale of Assets. Subject to the terms and conditions hereof, MORO hereby agrees to purchase, and AHLE hereby agrees to sell, assign, transfer, set over, confirm, convey and deliver to MORO at the closing herein described in Article IX ("Closing"), title to and possession of, or, where applicable, right of AHLE to, all of the assets of AHLE, whether tangible, intangible, personal or otherwise, and wherever located, other than Excluded Assets (as defined in Article II) (the "Assets"). The Assets shall be conveyed and delivered to MORO at the Closing free and clear of all liens, security interests, claims, pledges, charges, agreements, encumbrances, options, or any other adverse claims whatsoever, whether known or unknown, whether arising before or after the date hereof or by reason of the consummation of the transactions herein described or by reason of operation of law, or otherwise.

     Other than Excluded Assets, the Assets shall include all of AHLE's inventories, receivables, fixed assets, supplies, deposits, contract rights, warranties, indemnities, guaranties, purchase orders, computers, corporate names, trade names, permits, licenses, books, leasehold improvements, real property and fixed asset


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leases, computer software, furniture, fixtures, machinery, equipment, and records, and shall, without limitation, include:

     A. Trade names. All trade names or trademarks including, without limitation, J.M. Ahle & Co., Inc. At the time of Closing, AHLE shall have changed its corporate name to something other than J.M. Ahle Co., Inc., or any name containing the word "Ahle".

     B. Inventory. All of the inventory of AHLE which MORO and AHLE mutually determine to be saleable, usable, and of good quality, or for which there is, based on historical usage, not more than a nine month supply existing as of the date of Closing ("Inventory"). The Inventory shall be valued in the manner described in Article VIII.A. Any dispute with respect to what should be included in Inventory shall be resolved by arbitration pursuant to Article IV.B.

     C. Fixed Asset Leases. All of AHLE's right, title and interest in and to the lease agreements for equipment or machinery leased from others by AHLE and the security deposits paid to lessors by AHLE, set forth in Schedule I.C. hereto.

     D. Contracts, Purchase Orders. All of AHLE's right, title and interest in and to any and all written contracts with suppliers and purchase orders with customers entered into in the


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ordinary course of business, and the agreements set forth in Schedule I.D.
hereto.

     E. Receivables. All of AHLE's notes or accounts receivable which are not more than ninety (90) days old from invoice date as of the date of Closing ("Included Receivables").

     F. Prepaid Expenses; Deposits. The prepaid expenses and deposits of AHLE, of the type set forth in Schedule I.F. hereto.

     G. Fixed Assets. All fixed assets owned by AHLE, including but not limited to, the machinery and equipment set forth in Schedule I.G. hereto.

     H. Real Estate Lease. All of AHLE's right, title and interest in and to the existing lease agreement for the real estate premises (the "Premises") currently occupied by AHLE at South River, New Jersey (the "Real Estate Lease"), together with the consent of the landlord.

     II. Excluded Assets. The Assets which are not to be acquired by MORO hereunder ("Excluded Assets") are: (i) all cash, securities, and cash equivalents of AHLE on hand or existing at Closing; (ii) all notes receivable and accounts receivable of AHLE which are more than ninety (90) days old as of the date of Closing ("Excluded Receivables"); (iii) all prepaid expenses and deposits of AHLE that are not described in Schedule I.F. hereto; (iv) all


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lease agreements for equipment or machinery leased from others by AHLE and the security deposits paid to lessors by AHLE which are not described in Schedule I.C. hereto; and (v) any Inventory which is determined not to be usable, saleable, or of good quality (the "Unacceptable Inventory"), or that portion of any Inventory to the extent for which there is, based on historical usage, more than a nine month supply existing as of the date of Closing ("Excess Inventory", and together with the Unacceptable Inventory, the "Excluded Inventory").

     III. Liabilities of AHLE.

     A. Except for the Assumed Liabilities (as defined in Article III.B. hereof), MORO is not assuming and shall not pay or be liable for any claims, demands, obligations, debts, liability, judgments, causes of action, or damages whatsoever, of whatever nature, and whether known or unknown, against or of AHLE, arising or incurred by AHLE, prior to or after the Closing or arising in whole or in part by reason of the performance of the terms of this Agreement by AHLE, or by reason of the sale of the Assets by AHLE, as herein set forth. Specifically, but without limiting the foregoing, and except for the Assumed Liabilities, MORO shall not assume or be liable for the following debts, liabilities and obligations of AHLE:


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     1. Violation of Representations. Debts, obligations or liabilities which arise or exist in violation of any of the representations, warranties, covenants or agreements of AHLE or a Shareholder contained in this Agreement, or in any statement or certificate delivered to MORO by or on behalf of AHLE or a Shareholder on or before the Closing pursuant to this Agreement, or in connection with the transactions contemplated hereby.


     2. Taxes. Liabilities for federal, state, county, local, or other income, sales, use, real estate, excise, employee payroll or other taxes or assessments (including interest and penalties) of any kind whatsoever for periods prior to the Closing.

     3. Taxes Due On Sale. Liabilities for federal, state, county, local, or other income, use or other taxes or assessments (including interest and penalties) of any kind whatsoever arising from, based upon, or related to, the sale, transfer, or delivery of the Assets, or the execution and delivery of the assignment of the Real Estate Lease pursuant to this Agreement.

     4. Pension and Other Employee Plans. Unless specifically included as an Assumed Liability, debts, obligations or liabilities under any pension, profit sharing, savings, retirement, vacation pay, health, medical, life, disability, dental, deferred compensation, bonus, incentive, severance pay,


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group insurance or other similar or dissimilar employee plans or arrangements of
AHLE, or under or pursuant to any policies, handbooks, or custom or practices, or under or pursuant to any collective bargaining agreement, or union agreement or arrangement, or any employment agreements of AHLE, whether express or implied, written or oral, applicable to any employee of AHLE at any time prior to the Closing.

     5. Personal Injury and Other Claims. Debts, obligations or liabilities arising out of any claim for personal injury or property damage arising prior to the Closing (whether or not then asserted) or any pending or threatened litigation or actions.

     6. Infringements. Any liability or obligation arising out of any wrongful or unlawful violation or infringement of any trademark or trade name right of any person or entity occurring on or prior to the Closing.

     B. Assumed Liabilities. The liabilities and obligations of AHLE which are to be assumed by MORO hereunder ("Assumed Liabilities") shall be limited to and are solely the following: (i) all current liabilities of AHLE which MORO has agreed to assume following the Closing, including all accounts payable and accrued expenses; and (ii) all obligations of AHLE accruing with respect to periods after Closing under the lease agreements for equipment and


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machinery leased from others by AHLE and under the Real Estate Lease; and (iii)
any and all liabilities or obligations relating to any contracts, purchase orders or agreements entered into in the ordinary course of business or which MORO has elected to assume. At Closing, and as a condition thereof, MORO shall execute and deliver to AHLE an assumption agreement with indemnification provisions in the form attached hereto as Exhibit "A".

     IV. Purchase Price.

     A. The purchase price for the Assets shall be equal to the Net Book Value of the Assets of AHLE as reflected on the Closing Balance Sheet plus the sum of One Hundred Thousand Dollars ($100,000) (the "Purchase Price").

     The term "Net Book Value of the Assets" as used herein shall mean the excess of (i) the aggregate net book value of the Assets as reflected on the Closing Balance Sheet, over (ii) the aggregate amount of all Assumed Liabilities reflected on the Closing Balance Sheet.

     The "Closing Balance Sheet" shall mean a balance sheet of AHLE to be prepared by AHLE as of the close of business on the business day immediately preceding the date of Closing. The Closing Balance Sheet shall be prepared from the books and records of AHLE in accordance with generally accepted accounting principles, consistently applied, and shall be accompanied by the


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compilation report of AHLE's accountants. AHLE and its representatives shall be afforded complete and unfettered access to the books and records of AHLE which remain on the Premises after Closing to enable AHLE to prepare the Closing Balance Sheet. For purposes thereof, the Inventory shall include only items which MORO and AHLE mutually determine to be saleable, usable, and of good quality, or for which there is, based on historical usage, not more than a nine month supply existing as of the date of Closing. The Inventory shall be valued at an amount equal to the lower of cost or market. The Closing Balance Sheet shall not reflect any intangible assets, goodwill, or capitalized assets.

     B. Within ninety days following the Closing, AHLE will deliver to MORO the Closing Balance Sheet as well as a computation of the Purchase Price based thereon. AHLE shall also furnish to MORO such financial schedules and information as MORO and its accountants shall reasonably require for the purposes of reviewing the calculations. If the accountants for MORO and the accountants for AHLE can not agree upon the Purchase Price, then either MORO or AHLE may request that the Purchase Price be determined by arbitration to be held in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The hearing shall be held at the American Arbitration Association office closest to AHLE's place of business, and shall be conducted


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by a single arbitrator. The decision and award of the arbitrator shall be final, conclusive and binding upon the parties. If upon the determination of the Purchase Price, any amount is due to AHLE, the amount shall be paid to AHLE by MORO within five days thereafter. If upon the determination of the Purchase Price, any amount is to be returned to MORO, then such amount shall be paid by AHLE to MORO within five days thereafter. Any such amounts shall bear interest from and after the Closing until paid at the rate of eight percent (8%) per annum.

     1. Any such amounts due from MORO to AHLE shall be paid in immediately available funds. MORO's obligation to make such payments shall be guaranteed, jointly and severally, by the Guarantors pursuant to the Guaranty Agreement attached hereto as Exhibit "C".

     2. Any such amounts to be returned to MORO shall first be satisfied by delivery by the escrow agent of the appropriate portion of the $100,000 escrow amount referred to in Article IV.C.3. below. If such escrow amount is not sufficient, the balance shall be delivered in immediately available funds by AHLE to MORO.

     C. The Purchase Price shall be payable by MORO to AHLE, as follows:


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     1. MORO shall execute and deliver to AHLE at the time of and as a condition of Closing the interest bearing promissory note of MORO in the principal amount of $150,000, in the form attached hereto as Exhibit "B". The note shall be guaranteed jointly and severally by the Guarantors pursuant to the Guarantee Agreement attached hereto as Exhibit "C".

     2. MORO shall execute and deliver to AHLE at the time of and as a condition of Closing the non-interest bearing promissory note of MORO in the principal amount of $100,000, in the form attached hereto as Exhibit "D". The note shall be guaranteed jointly and severally by the Guarantors pursuant to the Guarantee Agreement attached hereto as Exhibit "E".

     3. Subject to the post-Closing adjustment pursuant to Article IV.B., the balance of the Purchase Price shall be paid to AHLE by MORO at the Closing in immediately available funds; provided, however, that $100,000 thereof shall be held in escrow as described in Article V.B. hereof.

     D. The Purchase Price shall be allocated among the Assets as set forth in the Closing Balance Sheet and the imputed value of the $100,000 non-interest bearing promissory note referred to in Article IV.C.2. above shall be allocated to the fixed assets being purchased by MORO. MORO, AHLE and the Shareholders shall take all steps required to report the results of the transactions


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contemplated hereby for tax purposes in a manner consistent with and utilizing such allocations.

     V. Estimated Purchase Price.

     A. Because the Closing Balance Sheet will not be available until after the Closing, MORO shall deliver to AHLE at Closing an amount equal to the Purchase Price as calculated by and agreed to by MORO and AHLE based upon the most recently available balance sheet of AHLE ("Estimated Purchase Price"), currently contemplated to be the balance sheet dated February 29, 2000; provided, however, that such balance sheet shall reflect the preliminary inventory amount referred to in Article VIII.A. and shall be updated on an estimated basis by MORO and AHLE as close as is possible to March 31, 2000. MORO and AHLE agree that, if based upon the December 31, 1999 balance sheet of AHLE, a copy of which is attached as Schedule V.A., the Estimated Purchase Price would be $100,000 plus $1,157,288. In this regard, it has been assumed that none of the accounts receivable are Excluded Receivables, there is no Excess Inventory or Unacceptable Inventory, MORO has not utilized the prepaid insurance or prepaid taxes, MORO has assumed the deposit reflected thereon, and MORO has not assumed any sales taxes payable.

     B. As provided in Article IV.C.3., the sum of $100,000 otherwise payable by MORO to AHLE in immediately available funds


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shall not be delivered to AHLE at the time of Closing but shall be placed in an interest bearing escrow account with MORO's legal counsel acting as escrow agent. As a condition of Closing and at the time thereof, MORO, AHLE, and such legal counsel shall execute and deliver the Escrow Agreement in the form attached hereto as Exhibit "F". Pursuant thereto, the escrow funds shall be held in such escrow account pending the preparation of the Closing Balance Sheet and shall be disbursed promptly following the final determination of the Purchase Price pursuant to Article IV.B. The escrowed funds shall be applied first towards any amounts and accrued interest thereon due from AHLE to MORO, if any, upon final determination of the Purchase Price and then the balance (if there is any) or the entire amount of the escrowed funds (if no amounts are due from AHLE to MORO) shall be paid over to AHLE by the escrow agent.

     VI. James M. Ahle Consulting Agreement.At the time of Closing, and as a condition thereof, James M. Ahle and MORO shall execute and deliver a consulting agreement in the form attached hereto as Exhibit "G".

     VII. Other Employment or Non-Compete Agreements.

     A. At the time of Closing, and as a condition thereof, John Ahle and MORO shall execute and deliver an employment and


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non-compete agreement in mutually satisfactory form to be negotiated and agreed to between them prior to Closing.

     B. At the time of Closing, and as a condition thereof, Ronald Perlman and MORO shall execute and deliver an employment and non-compete agreement in mutually satisfactory form to be negotiated and agreed to between them prior to Closing.

     C. At the time of Closing, and as a condition thereof, Douglas Ahle and MORO shall execute and deliver an employment and non-compete agreement in mutually satisfactory form to be negotiated and agreed to between them prior to Closing.

     D. At the time of Closing, and as a condition thereof, each of Raymond J. Donovan and Ronald A. Schiavone shall execute and deliver a non-compete agreement with MORO in the form attached hereto as Exhibit "H".

     VIII. Accounts Receivable; Inventory.

     A. Method of Valuation. A preliminary itemized physical count of the Inventory shall be taken by AHLE with representatives of MORO present to check and verify such count prior to the Closing. MORO shall purchase all of the Inventory (other than Excluded Inventory) for an amount equal to the lower of cost or market as shown by the results of such physical count. The results of such physical count and valuation thereof, indicating the Inventory, the Unacceptable Inventory and the Excess Inventory,


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will be delivered at Closing, and shall be used to determine the Estimated
Purchase Price.

     B. Excess Inventory. The Excluded Inventory may remain at the Premises rent free, and representatives of AHLE shall have access thereto after the Closing. Following the Closing, MORO shall have the obligation to purchase from AHLE any Excess Inventory on an as needed basis at the lower of cost or market. MORO shall make payment to AHLE therefore within thirty days of purchase. AHLE may sell or otherwise dispose of any of the Unacceptable Inventory and the Excess Inventory at any time to anyone.

     C. Accounts Receivable. MORO shall have the right to and authority to collect for its own account all Included Receivables and other items which shall be transferred to MORO as part of the Assets and to endorse with the name of AHLE any checks received on account of any such receivable or other items. AHLE shall promptly transfer and deliver to MORO any cash or other property which AHLE may receive following Closing in respect of such Included Receivables or other items. MORO shall use its best efforts following Closing to collect for the account of AHLE any Excluded Receivables, and shall promptly transfer and deliver to AHLE any cash or other property which MORO may receive in respect of such receivables. All sums collected by MORO from customers who


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owe Excluded Receivables and Included Receivables shall be applied first in payment of the Excluded Receivables on a "FIFO" basis.

     IX. Closing. The Closing of all of the transactions under this Agreement (the "Closing") will commence at 9:00 A.M., Philadelphia, Pennsylvania time, on March 31, 2000, unless MORO and AHLE shall have agreed on another date and time in writing. In the event that either MORO or AHLE is entitled not to close on the scheduled date because a condition to the Closing set forth in Articles XIV or XV hereof has not been met (or waived by the party or parties entitled to waive it), such party may postpone the Closing from time to time, by giving at least five days notice to the other party, until the condition has been met (which all parties will use their best efforts to cause to happen), but in no event to a date later than April 30, 2000. The place of Closing will be at the offices of Lurio & Associates, P.C., Suite 2340, 2005 Market Street, Philadelphia, PA 19103, or such other place as MORO and AHLE shall mutually agree upon in writing. The sale of assets hereunder shall be effective as of the close of AHLE's business on the date of Closing.

     X. Representations and Warranties of AHLE. AHLE, each of the Shareholders and Schiavone, jointly and severally, hereby represent and warrant to MORO, as follows:


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     A. Corporate Organization. AHLE is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey, with all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now being conducted. AHLE is not required to be qualified to do business in any other jurisdictions. AHLE has previously delivered to MORO complete and correct copies of the Certificate of Incorporation and By-laws, including all amendments to the date hereof, of AHLE. The Shareholders are the sole record and beneficial owners of all of the issued and outstanding stock of AHLE.

     B. Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of AHLE and by each of the Shareholders of AHLE and no other corporate proceedings on the part of AHLE are necessary to authorize this Agreement or to carry out the transactions contemplated hereby. AHLE and each Shareholder has the right, power and authority to enter into and perform this Agreement. This Agreement constitutes the valid and binding agreement of AHLE and each Shareholder enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar


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laws affecting creditors' rights generally and subject to the discretion of a court in granting equitable remedies.

     C. Conflicts with Instruments. Neither the execution or delivery of this Agreement by AHLE, or the consummation of the transactions contemplated by this Agreement by AHLE, nor the compliance with the terms of this Agreement by AHLE will: (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws, as amended, of AHLE; (ii) except for consents or waivers required under certain agreements, leases, or other instruments or documents with respect to which the failure to so obtain will not have a material adverse effect, and except for the consents which are specifically set forth in Schedule X.C attached hereto, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination, give others a right of termination, acceleration or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of AHLE, or result in being declared void, voidable or without further binding effect any of the terms, conditions or provisions of any lease, agreement or other material instrument or commitment or obligation to which AHLE is a party, or by which its properties


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may be bound or affected; or (iii) violate any order, writ, injunction, decree, judgment or ruling of any court or administrative or governmental body or agency or arbitration tribunal, or violate any material provision of any permit, license, certificate or registration to which AHLE is subject or pursuant to which it conducts business, or any law, rule or regulation.

     D. No Violation. AHLE has not been charged with or given notice of, nor does there exist, to the best of their knowledge, any outstanding violation of any applicable law, statute, order, rule, regulation, policy or guideline promulgated, or judgment entered by any federal, state or local court or administrative or governmental authority or arbitration tribunal which would materially adversely affect AHLE or its business, or any of its properties.

     E. Financial Statements. AHLE has delivered to MORO its financial statements together with its accountant's compilation report thereon for the fiscal years ended December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998, all of which are attached hereto as Schedule X.E (the "Financial Statements"). The Financial Statements have been prepared from and are in accordance with the books and records of AHLE and present fairly the financial position of AHLE as of the dates indicated, and the results of operations for the periods indicated, and are


                                       19

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true and correct in all material respects. The Financial Statements have been prepared in conformity with generally accepted accounting principles, consistently applied.

     F. Legal Proceedings. AHLE has not received written notice of any claim or proceeding (including any arbitration proceeding) pending against, relating to or affecting AHLE (or any of its officers or directors in connection with the business or affairs of AHLE). To the best of their knowledge, there are no such claims or proceedings pending challenging the validity or propriety of the transactions contemplated by this Agreement. AHLE is not subject to any judgment, order, decree, administrative ruling or other judicial or administrative mandate or arbitration proceeding specifically directed against AHLE. AHLE has not received written notice from any governmental or administrative authority contending that AHLE has not conducted, and, to the best of their knowledge, AHLE has conducted, its business in all material respects, in accordance with all applicable material federal, state and local laws and regulations including any Environmental Laws (as defined in Article X.P).


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     G. Licenses and Trademarks. AHLE (i) has all permits, approvals, authorizations, consents, licenses, certificates and registrations which are material to the conduct of its business, all of which are valid and in full force and effect in accordance with their terms and all of which are set forth in Schedule X.G, and (ii) owns or possesses adequate rights to use all tradenames, trademarks, and copyrights and all technology, processes, computer programs, know-how and formulae which are material to the conduct of its business and the use thereof does not violate or infringe upon the rights of any other party.

     H. Title to Properties and Related Matters. AHLE has title, leasehold and license rights, as applicable, to each and every Asset. Except as set forth in
Schedule X.H, all such Assets are held free and clear of liens, pledges, claims, charges, security interests or other encumbrances and are not subject to any rights of way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever. All of the Included Receivables and the Excluded Receivables, have been incurred in the ordinary course of business. The Assets, including the leasehold improvements, equipment, fixtures, machinery, and personal property, together with the Real Estate Lease, comprise all the assets used in the conduct of the business as currently conducted.

     I. Taxes and Tax Returns. AHLE has duly filed, or obtained extensions to file, all federal, state, county, and local tax returns required to be filed by it (the "Tax Returns") and has duly paid all taxes (including required estimated taxes),


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assessments and other governmental charges or impositions (including any interest or penalties) which are due and payable (the "Taxes"). There are no claims asserted for Taxes, nor are there outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period. AHLE has withheld proper and accurate amounts from its employees' compensation in substantial compliance with all withholding and similar provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and any and all other applicable laws, statutes, codes, ordinances, rules and regulations. AHLE has not received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against AHLE.

     J. Agreements. Except as listed in Schedule X.J or any other Schedule attached hereto, AHLE is not a party to any written or oral: (a) contract with any labor union; (b) contract for the future purchase of fixed assets; (c) contracts for the future purchase of materials, supplies or equipment other than in the ordinary course of business; (d) contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any person on a consulting basis; (e) bonus, pension, profit-sharing, retirement, stock purchase, stock option,


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hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others; (f) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any Assets; (g) guaranty of any obligation for borrowed money or otherwise; (h) lease or agreement under which AHLE is lessee of or holds or operates any property, real or personal, owned by any other party; (i) lease, license or other agreement under which AHLE is lessor of, or permits any third party to hold or operate any property, real or personal, owned or controlled by it; (j) agreement or other commitment for capital expenditures in excess of normal operating requirements; (k) contract, agreement or commitment under which AHLE is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party; (l) contract, agreement, or commitment under which AHLE is required to supply goods or products to any customer or other person other than in the ordinary course of business; or (m) any other contract, agreement, arrangement or understanding which is material to the business of AHLE (each of the foregoing being referred to collectively herein as "Contracts"). AHLE has furnished to MORO true and correct copies of all such written Contracts. To the best of their knowledge, all Contracts are valid and in full force and effect on the date hereof, and AHLE has not


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


breached any material provision of, or is in default under any material provisions of, any Contract.

     K. Absence of Changes. Since December 31, 1999, there has not been: (a) any material adverse change in the financial condition, results of operations, assets, liabilities or business of AHLE; (b) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by AHLE, other than current liabilities or obligations incurred in the ordinary course of business; (c) any Asset made subject to a lien of any kind; (d) any waiver of any valuable right of AHLE, or the cancellation of any material debt or claim held by AHLE; (e) any mortgage, pledge, sale, assignment or transfer of Assets except in the ordinary course of business; (f) any damage, destruction or loss (whether or not covered by insurance) which adversely affects or may adversely affect the Assets; (g) any change in the accounting methods or practices followed by AHLE; or (h) any other event, development or condition, of any character, or threat of the same (excluding macro economic conditions generally effecting the business), which materially adversely affects the business or business prospects of AHLE.

     L. Disclosure. No representation or warranty in this Agreement or in any exhibit, schedule, certificate, statement or other document required to be delivered by AHLE or a Shareholder hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     M. No Defaults. AHLE is not in default in any material respect beyond applicable grace, notice and cure periods under any lease agreement, contract, purchase order or other instrument or agreement to which it is a party or by which it or any of its property is bound or affected. To the best of their knowledge, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both could constitute, a default by AHLE under any of the foregoing.

     N. Compensation Arrangements. Schedule X.N contains a correct list setting forth, or a true and correct copy of, the names of all persons who are employed by AHLE, together with (i) a statement of the full amount paid or payable (to the extent ascertainable) to or in respect of each such person for services rendered or to be rendered in the current year and the basis therefor, (ii) an indication of the method by which each is compensated (e.g. salary plus commission, straight commission, draw against commission), (iii) their job descriptions, and a copy of any employment or other agreement pursuant to which such compensation was or is to be paid, and (iv) the names and titles of all directors and officers of AHLE.

     O. Consents, etc. Except as described in Schedule X.C, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body or any other person or entity is required for or in connection with the execution or delivery of this Agreement by AHLE or the consummation by AHLE of the transactions contemplated hereby, and if so required, such consent, authorization, or approval shall have been obtained or filing shall have been effected at or prior to Closing.

     P. Environmental Laws. Any and all permits, licenses and other authorizations which are required under federal, state, local, or other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") have been obtained by AHLE in respect of the business currently conducted by it. AHLE is in compliance, in all material respects, with all terms and conditions of the required permits, licenses and authorizations in connection with the business conducted by it, and is also complying, in all material respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. In respect of the business conducted by AHLE, and to the best of their knowledge during AHLE's period of ownership of the Assets, there have been no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of AHLE which would interfere with or prevent continued compliance, or which may give rise to any common law or statutory legal liability or obligation, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste material.

     Q. Insurance. Schedule X.Q contains a true, complete and correct list of all insurance policies in force in which AHLE is named as an insured, and for which AHLE has paid any premium, and which insure any of the Assets or the real property covered by the Real Estate Lease, or cover any liabilities of the business, and states for each such policy the name of the insurer, type and amount of coverage, deductible amounts, if any, expiration date and the annual premium amount. Such policies are in full force and effect and all premiums with respect to such policies are currently paid.

     XI. Covenants of AHLE.

     A. AHLE and each Shareholder covenants and agrees that from the date of the execution and delivery of this Agreement, to the date of the Closing:

     1. AHLE shall continue to conduct its business in the ordinary course and in the same manner as heretofore, and will use reasonable, diligent commercial efforts to preserve its business organization intact and keep available to MORO the services of its present employees and preserve the good will of customers and suppliers and others having business relations with AHLE. AHLE shall maintain the Assets in their condition as of the date hereof, subject to ordinary wear and tear. It is the intent of MORO and MORO agrees to extend employment offers, such that after Closing all of the present employees of AHLE (other than James M. Ahle) would continue to be employees of MORO at their present pay scales and employee benefits.

     2. AHLE shall give to MORO and its representatives full access during normal business hours, and on reasonable prior notice, to all of the Assets, books, records, employees and payroll lists and records, agreements, and documents of AHLE, including, without limitation, all of the books of account and business records or other writings, computer data and information, computer programs, sales invoices and credit memos, ledgers, journals, bank statements, canceled checks, deposit slips, tax returns, tax assessments and notices, claims by or against AHLE, judgments, financing statements, security agreements, liens, computer runs, marketing and promotional plans, promotional or pricing allowances, price lists, credits, rebates, and/or discounts, payment and credit terms with suppliers and customers, customer complaints and claims, and insurance claims, wherever located (collectively hereinafter the "Books and Records"). AHLE will furnish to MORO all information with respect to the affairs of AHLE which MORO may from time to time reasonably request, and MORO and its representatives may, prior to the Closing, make such examination and investigation of said Books and Records and of its properties, assets, and business, as MORO deems necessary or advisable, and examining the real estate covered by the Real Estate Lease, and may examine any financial statements, including without limitation, internally prepared financial statements or management reports, and the work papers of the accountant or accountants employed by or servicing the Books and Records and business of AHLE for all periods prior to the

Closing. The mere fact of such examination or investigation by MORO or its representatives, however, shall not, of itself, affect the representations, warranties or covenants hereunder of either AHLE, a Shareholder, or Schiavone, unless MORO has obtained actual knowledge as a result of such investigation or examination which is contrary to any such representation, warranty, or covenant. From and after the date hereof, MORO shall have the right, on reasonable prior notice, to have one or more of its representatives present on the business premises of AHLE during normal business hours.

     3. AHLE shall not, without first obtaining the written consent of MORO: (1) make any commitment, or enter into any transaction, which materially and adversely affects the Assets; (2) enter into any agreement with respect to or affecting the Assets, other than in the ordinary and usual course of its business, which does not terminate or is not terminable without penalty by AHLE prior to the Closing; (3) further encumber, lien or grant a security interest in any of the Assets; (4) make any loans or advances or assume, guarantee, endorse or otherwise become responsible for the obligations of any other person or entity which would affect in any manner the Assets; (5) cancel, amend or terminate any existing agreement relating in any manner to the business, except in the ordinary and usual course of its business or as otherwise required by this Agreement; (6) enter into or terminate any contract, agreement, plan, or lease, or make any change in any of its contracts, agreements, plans or leases, other than in the ordinary and usual course of its business; (7) make any changes in its authorized, issued or outstanding capital stock, and make no amendment to or change its Certificate of Incorporation or By-laws; (8) not dispose of or agree to dispose of, any assets, real, personal, or intangible, except in the ordinary course of business; and
(9) make no change to any of its contracts with, nor enter into any agreements granting any additional benefits to, any director, employee, shareholder, or consultant.

     4. AHLE will, through the date of Closing, keep in force and undiminished its existing insurance in connection with the Assets and in connection with the Premises. Prior to Closing, all risk of loss, damage or destruction to all or part of the Assets or such Premises shall be borne exclusively by AHLE.

     5. AHLE shall carry on its business substantially in the same manner as heretofore and will make or institute no unusual or novel methods of distribution, purchase, sale, management or operation of its business, including but not limited to the payment or non-payment of its debts or liabilities.

     6. The Shareholders shall not transfer, assign, encumber, hypothecate, sell, or transfer any interest whatsoever in any of the securities of AHLE.

     B. From and after the Closing, AHLE shall, at no cost or expense to AHLE, furnish all financial information reasonably necessary for, and shall cooperate with MORO with respect to, the preparation after the date of Closing of such financial statements relating to the Assets as MORO is required to prepare.

     C. Immediately after the execution of this Agreement, AHLE shall, at its sole cost and expense, cause a reputable search company to issue and deliver to MORO within twenty days of the date hereof, a certificate of such search company or other evidence reasonably satisfactory to MORO that a central and local search has been made of the records wherein financing statements and security agreements, or the local equivalents thereof, are filed under the applicable Uniform Commercial Code or comparable local law, as well as for judgments, judgment liens and all tax liens. Such certificate shall identify all security interests and liens of any kind or nature whatsoever and wherever located that are claimed by any person against any of the Assets.

     D. Phase One Audit. Promptly after the execution and delivery hereof, AHLE shall, at its sole cost and expense, obtain a current phase one environmental audit ("Phase One Audit") of the Premises. The results of such Phase One Audit, including a copy of any and all reports, letters, or other documents produced in connection therewith, shall be delivered to MORO. If MORO, its bank, or its legal advisors, are not completely satisfied with the results of such Phase One Audit, MORO may terminate this Agreement in accordance with
Article XVI (iv).

     XII. Representations and Warranties of MORO and the Guarantors to AHLE. MORO and the Guarantors hereby jointly and severally represent and warrant to AHLE, as follows:

     A. Corporate Organization. MORO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now being conducted. MORO is qualified to do business in New Jersey.

     B. Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of MORO and no other corporate proceedings on the part of MORO are necessary to authorize this Agreement or to carry out the transactions contemplated hereby. MORO and each Guarantor has the right, power and authority to enter into and perform this Agreement. This Agreement constitutes the valid and binding agreement of MORO and each Guarantor enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to the discretion of a court in granting equitable remedies.

     C. Conflicts with Instruments. Neither the execution or delivery of this Agreement by MORO, or the consummation of the transactions contemplated by this Agreement by MORO, nor the compliance with the terms of this Agreement by MORO will: (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws, as amended, of MORO; or (ii) violate any order, writ, injunction, decree, judgment or ruling of any court or administrative or governmental body or agency or arbitration tribunal, or violate any material provision of any permit, license, certificate or registration to which MORO is subject or pursuant to which it conducts business, or any law, rule or regulation.

     D. No Violation. MORO has not been charged with or given notice of, nor does there exist, to the best of their knowledge, any outstanding violation of any applicable law, statute, order, rule, regulation, policy or guideline promulgated, or judgment entered by any federal, state or local court or administrative or governmental authority or arbitration tribunal which would materially adversely affect MORO or its business, or any of its properties.

     E. Legal Proceedings. MORO has not received written notice of any claim or proceeding (including any arbitration proceeding) pending against, relating to or affecting MORO (or any of its officers or directors in connection with the business or affairs of MORO). To the best of their knowledge, there are no such claims or proceedings pending challenging the validity or propriety of the transactions contemplated by this Agreement. MORO is not subject to any judgment, order, decree, administrative ruling or other judicial or administrative mandate or arbitration proceeding specifically directed against MORO. MORO has not received written notice from any governmental or administrative authority contending that MORO has not conducted, and, to the best of their knowledge, MORO has conducted, its business in all material respects, in accordance with all applicable material federal, state and local laws and regulations including any Environmental Laws (as defined in Article X.P).

     F. Consents, etc. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body or any other person or entity is required for or in connection with the execution or delivery of this Agreement by MORO or the consummation by MORO of the transactions contemplated hereby.

     XIII. Non-Competition.

     A. From and after the date of Closing, AHLE shall not act as a stockholder, agent, lessor, sublessor, partner or consultant of, or otherwise participate in or assist, any enterprise or organization which is or which becomes engaged in the business, or similar type business, presently carried on or engaged in by AHLE.

     B. From and after the date of Closing, except for the sale or other disposition of any of the Excluded Inventory, AHLE shall not solicit, interfere with or endeavor to entice away from MORO, any customer, supplier, or any person, firm or corporation dealing with MORO, or interfere with or employ or induce to leave the employment of MORO, any employee of MORO.

     C. In the event of a breach of any of the terms of this Article, MORO shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction, without limitation as to any other or further remedies which may be available to MORO.

     XIV. Conditions to Closing by MORO. The obligation of MORO to close under this Agreement is subject to the satisfaction of the following conditions precedent (all or any of which may be waived, in whole or in part, in writing by MORO in its sole discretion) on or prior to the date of Closing:

     A. Covenants, Agreements. AHLE and the Shareholders shall have performed all covenants and agreements to be performed by each of them on or before Closing pursuant to the terms of this Agreement.

     B. Authorizations. AHLE shall have delivered to MORO: (1) a certified copy of a resolution or resolutions unanimously adopted by the Board of Directors and Shareholders of AHLE authorizing AHLE to execute, deliver and fully perform this Agreement and approving same; and (2) such other instruments, documents and certificates as MORO or its counsel may reasonably request for the purpose of consummating the transactions contemplated herein; and (3) a certificate signed by the President and Secretary of AHLE, dated the date of Closing, to which the corporate seal is affixed, to the effect that all representations and warranties of AHLE and the Shareholders are true and correct on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of such date and time and that the agreements, covenants and obligations to be performed by AHLE and the Shareholders pursuant to this Agreement shall have been so performed in all material respects.

     C. Representations, Warranties. The representations and warranties of AHLE, the Shareholders, and Schiavone contained in this Agreement shall be true and correct, in all material respects, on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of such date and time.

     D. Destruction of Assets. There shall have been no fire or other damage to any material portion of the Assets or a substantial portion of the Premises.

     E. Phase One Audit. AHLE shall have delivered to MORO, at no cost or expense to MORO, the Phase One Audit which is satisfactory to MORO, its bank, and its legal advisors.

     F. Financing Commitment. MORO shall have received a financing commitment from its bank in an amount, form, and substance acceptable to MORO and the bank shall have funded thereunder.

     G. Real Estate Lease. AHLE shall have executed and delivered to MORO an assignment and assumption of the Real Estate Lease in form and substance reasonably satisfactory to MORO, and the landlord shall have executed and delivered to MORO the landlord's consent to such assignment and assumption, and shall have delivered to MORO any waivers, non-disturbance and attornment agreements which have been requested by MORO's bank.

     H. James M. Ahle Agreement. MORO and James M. Ahle shall have executed and delivered the consulting and non-competition agreement.

     I. Employment Agreements. MORO and each of John Ahle, Douglas Ahle, and Ronald Perlman shall have executed and delivered an employment and non-competition agreement.

     J. Non-Compete Agreements. MORO and each of Raymond J. Donovan and Ronald
A. Schiavone shall have executed and delivered a non-compete agreement.

     K. Opinion of Counsel. MORO shall have received the written opinion, dated the date of Closing, and as of such date, of Orloff, Lowenbach, Stifelman & Siegel, special counsel to AHLE, the Shareholders and Schiavone, in form and substance reasonably satisfactory to MORO, substantially to the effect that:

     1. AHLE is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has corporate power and authority to own all of its respective properties and assets and to carry on its business as they understand it is now being conducted.

     2. AHLE has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby; AHLE has taken all necessary corporate proceedings to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated on its part hereby; and this Agreement, the consulting agreement, non-compete agreements, and other closing documents to which each is a party, has been duly executed and delivered by AHLE, each Shareholder, and Schiavone, and is the valid and binding agreement of each of them enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws and equitable principles relating to or affecting the rights or remedies of creditors.

     3. The execution and delivery by AHLE of this Agreement and the consummation by it of the transactions contemplated on their part hereby does not violate any provision of the Certificate of Incorporation or By-Laws, as amended, of AHLE.

     4. The execution and delivery by AHLE of this Agreement and the consummation by AHLE of the transactions contemplated on its part hereby, (A) does not violate, or with the giving of notice or the lapse of time or both result in a violation of, any law, rule, or regulation, or, to their knowledge, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time of both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon the property of AHLE pursuant to any provision of, any material lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which AHLE is a party or by which it is bound, and (B) to their knowledge, does not and will not constitute an event permitting termination of any material lease, agreement, license or instrument to which AHLE is a party or by which it is bound.

     5. To their knowledge, there is no claim, action, suit, arbitration or proceeding pending, contemplated or threatened against AHLE or any of its properties which seeks to prohibit, restrict or delay consummation of the transactions contemplated hereby or any of the conditions to consummation of the transactions contemplated hereby or to limit in any manner any material aspect of the business of AHLE or the use of the Assets after the Closing, nor is there any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality or arbitrator outstanding against AHLE which has or may in the future have any such effect.

     L. Transfer of Title. AHLE shall deliver to MORO bills of sales, assignments and other appropriate instruments of transfer effective to vest in MORO title (and all of AHLE's right, title and interest) in and to the Assets (free and clear of liens, security interests, claims or other encumbrances of every nature), in each case in form and substance reasonably satisfactory to MORO and counsel for MORO.

     M. Consents, Authorizations. AHLE shall deliver to MORO the consents set forth in Schedule X.C. hereto. AHLE shall have obtained all permits, consents, waivers from and approvals of, and made filings and registrations with any federal, state and local governmental board, commission, authority or any other regulatory body, which are required for the consummation by AHLE of the transactions contemplated on its part hereby.

     XV. Conditions to Closing by AHLE. The obligation of AHLE to close under this Agreement is subject to the satisfaction of the following conditions precedent (all or any of which may be waived, in whole or in part, in writing by AHLE), on or prior to the date of Closing:

     A. Covenants. MORO shall have performed all covenants and agreements to be performed by MORO on or before the Closing pursuant to the terms of this Agreement.

     B. Authorizations. MORO shall have delivered to AHLE: (1) a certified copy of a resolution or resolutions unanimously adopted by its Board of Directors authorizing MORO to make, deliver and perform this Agreement and approving same;
(2) such other instruments, documents and certificates as AHLE or its counsel may reasonably request for the purpose of consummating the transactions contemplated herein; and (3) a certificate signed by the President and Secretary of MORO, to which the corporate seal is affixed, dated the date of Closing, to the effect that all representations and warranties of MORO are true and correct on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of such date and time and that the agreements, covenants and obligations to be performed by MORO pursuant to this Agreement shall have been so performed in all material respects.

     C. Representations, Warranties. The representations and warranties of MORO and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date of Closing, with the same effect as though such representations and warranties had been made on and as of the time and date of the Closing.

     D. James M. Ahle Agreement. MORO and James M. Ahle shall have executed and delivered the consulting and non-competition agreement.

     E. Employment Agreements. MORO and each of John Ahle, Douglas Ahle, and Ronald Perlman shall have executed and delivered an employment and non-competition agreement.

     F. Opinion of Counsel. AHLE shall have received the written opinion, dated the date of Closing, and as of such date, of Lurio & Associates, P.C., counsel to MORO and the Guarantors, in form and substance reasonably satisfactory to AHLE, substantially to the effect that:

     1. MORO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own all of its respective properties and assets and to carry on its business as they understand it is now being conducted. MORO is qualified to do business in New Jersey.

     2. MORO has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby; MORO has taken all necessary corporate proceedings to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated on its part hereby; and this Agreement, the notes, guarantees and other closing documents to which each is a party, has been duly executed and delivered by MORO and each Guarantor, and is the valid and binding agreement of each of them enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws and equitable principles relating to or affecting the rights or remedies of creditors.

     3. The execution and delivery by MORO of this Agreement and the consummation by it of the transactions contemplated on their part hereby does not violate any provision of the Certificate of Incorporation or By-Laws, as amended, of MORO.

     4. To their knowledge, there is no claim, action, suit, arbitration or proceeding pending, contemplated or threatened against MORO or any of its properties which seeks to prohibit, restrict or delay consummation of the transactions contemplated hereby or any of the conditions to consummation of the transactions contemplated hereby.

     G. Closing Documents. MORO and the Guarantors shall execute and deliver to AHLE, as appropriate, the Assumption Agreement in the form attached hereto as Exhibit "A", the cash purchase price referred to in Article IV.C.3., the $150,000 Note in the form of Exhibit "B", the Guaranty thereof in the form of Exhibit "C", the $100,000 Note in the form of Exhibit "D", the Guaranty thereof in the form of Exhibit "E", the Escrow Agreement in the form of Exhibit "F", and shall deliver to AHLE such other appropriate instruments and documents as otherwise shall be required in this Agreement.

     XVI. Termination.

     Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated (i) by either

MORO or AHLE by notice to all the other parties hereto if Closing shall not have been consummated prior to 5:30 p.m., Philadelphia, Pennsylvania time on April 30, 2000; or (ii) by MORO if any time prior to the consummation of Closing it is not completely satisfied with its due diligence investigation of the Assets, or the business of AHLE, or the Premises; or (iii) by MORO if a material adverse change shall have occurred to the business of AHLE, or to the Assets, or to the Premises, at any time after the date hereof; or (iv) by MORO if it, its bank, or its legal advisors, is not satisfied with the Phase One Audit. It is understood and agreed that (i) any such termination shall not in and of itself be a breach of this Agreement, and (ii) any such termination shall not limit, extinguish or modify any claim or cause of action which may otherwise exist for a breach of any covenant, warranty, representation or obligation contained herein.

     XVII. Indemnification of MORO.

     A. From and after the date hereof, and subject to the limitations set forth in Article XVII.C. below, AHLE, each Shareholder, and Schiavone, jointly and severally, agrees to indemnify against, and to protect, save and keep MORO, its officers, directors, shareholders, agents, employees, and affiliates (jointly and severally, "Indemnified Party") harmless from, and to assume liability for, payment of all liabilities, obligations, losses, damages, penalties, interest, claims, actions, suits, judgments, settlements, charges, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable fees of attorneys, accountants and expert witnesses) of whatsoever kind and nature (collectively referred to as "Damages") that may be imposed on or incurred by an Indemnified Party as a consequence of or in connection with any claims, suits, demands, threats, causes of actions, obligations, debts, liability, or damages whatsoever, (i) arising or incurred by AHLE prior to or after the Closing unless MORO has assumed such obligation or liability in this Agreement, or (ii) arising in whole or in part by reason of the performance of the terms of this Agreement or any breach of any representation, warranty, or covenant in this Agreement by AHLE, a Shareholder, or Schiavone, or (iii) by reason of or the result of the operation by any person or entity of the business of AHLE prior to the Closing unless assumed by MORO, or (iv) by reason of or the result of any asserted or actual violation by any person or entity whatsoever of any Environmental Law with respect to facts or circumstances existing as of Closing in connection with the business of AHLE or the Assets, or in connection with the Premises(but only if based upon facts or circumstances which first existed during AHLE's period of possession of the Premises).

     B. Any claim for indemnity hereunder shall be made by written notice to AHLE and the Shareholders specifying in reasonable detail the basis of the claim. MORO agrees to give prompt written notice to AHLE and the Shareholders of any claim by a third party against an Indemnified Party which might give rise to a claim against AHLE or a Shareholder hereunder, stating the nature and basis of such claim and, if ascertainable, the amount thereof; provided, that any failure to give prompt notice shall not negate or impair this indemnity, but shall only entitle the indemnitors to offset any damages caused to them by such failure. In connection with any such third party claim, AHLE may, at its election and expense, have the right to participate in the defense of such third party claim. If AHLE and each Shareholder shall have acknowledged in writing its obligation to indemnify in respect of any third party claim which might give rise to a claim for indemnity hereunder and the provision of security therefor reasonably satisfactory to MORO, MORO agrees not to settle such third party claim without the consent of AHLE, which shall not be unreasonably withheld, and MORO further agrees upon the written request of AHLE, to assign all rights and liabilities with respect to such third party claim to AHLE and to cooperate in the prosecution and defense thereof; provided,however, AHLE agrees not to settle any third party claim without the consent of MORO if any relief, other than


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


the payment of money damages, would be granted by such settlement that might affect the business operations or reputation of MORO.

     C. Notwithstanding anything contained herein to the contrary, no Indemnified Party shall be entitled to indemnification for any Damages, nor shall MORO be entitled to offset any amount against the notes referred to in
Article IV.C. as a result of a breach of a representation, warranty, or covenant (a "Note Offset"), until the amount of such Damages or Note Offset exceeds $10,000. The amount of any Damages for which indemnification is provided under this Article XVII and the amount of any Note Offset shall: (i) be net of any amounts recovered by such Indemnified Party or MORO under insurance policies,
(ii) be limited to the amount by which all such Damages or Note Offsets, in the aggregate, exceed $10,000; and (iii) shall not exceed the Purchase Price under this Agreement under any circumstances.

     XVIII. Brokers and Finders. AHLE and the Shareholders, and MORO and the Guarantors hereby severally represent to each other that other than Maple Business Consultants, no broker or finder has been employed or engaged by any of them in connection with the transactions contemplated in this Agreement and that all negotiations relative to this Agreement have been carried on directly between the parties hereto without the intervention of any other person; provided, however, that MORO shall be responsible for, and shall indemnify and hold harmless AHLE and the Shareholders from, the brokerage fees due to Maple Business Consultants.

     XIX. No Shop Provision. From and after the date hereof and until the termination of this Agreement, other than with MORO, neither AHLE nor the Shareholders, shall solicit, encourage, or initiate any discussions, negotiations, or agreements for the purpose of disposing of or transferring all or any portion of its assets, or the merger, consolidation, liquidation, sale of stock, or any similar transactions involving AHLE. From and after the date hereof and until the termination of this Agreement, AHLE, and the Shareholders shall negotiate exclusively with MORO and shall not discuss with any third parties in any manner whatsoever any of the matters referred to in the prior sentence. From and after the date hereof, AHLE shall promptly communicate to MORO the terms of any acquisition proposal or offer that AHLE or a Shareholder receives from any person or entity other than MORO.

     XX. Survival of Representations, Warranties, Covenants, Agreements and Remedies.

     All representations, warranties, covenants, agreements and remedies of the parties hereto shall survive the Closing for a period of eighteen (18) months, and shall be effective regardless of the mere fact of (as opposed to any actual knowledge obtained as a result of) any investigation that may have been made or which may be made at any time by or on behalf of any party hereto. The foregoing shall not apply, however, to Article XIII hereof, and the terms and conditions of such Article shall survive such eighteen (18) month period in accordance with their terms.

     XXI. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including but not limited to the letter of intent between MORO and AHLE dated January 12, 2000, as amended, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

     XXII. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

     XXIII. Waiver, Modification, etc.. Any party to this Agreement may waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Agreement. No amendment or modification of this Agreement shall be binding unless in writing executed by all of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

     XXIV. Notice. Any notice or other communications required or permitted hereunder shall be sufficiently given: (i) three (3) business days after if sent by certified mail, return receipt requested, postage prepaid, or (ii) one (1) business day after sent by Federal Express or other overnight courier providing delivery confirmation for next business day delivery, or (ii) when delivered by personal delivery, in any event delivered to or addressed as follows:

     If to AHLE, the Shareholders or Schiavone:

            J.M. Ahle Co., Inc.
            Foot of Herman Street
            South River, New Jersey 08882
            Attn: James M. Ahle, President

     With copy to:

            William J. Adelson, Esquire
            Orloff, Lowenbach, Stifelman & Siegel
            101 Eisenhower Parkway
            Roseland, New Jersey 07068-1082

     If to MORO:

            MORO Acquisition Corp.
            111 Presidential Boulevard
            Suite 240
            Bala Cynwyd, Pennsylvania 19004
            Attn: David W. Menard, President

     With copy to:

            Douglas M. Lurio, Esquire
            Lurio & Associates, P.C.
            2005 Market Street
            Suite 2340
            Philadelphia, PA 19103

     XXV. New Jersey Law Controls. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New Jersey without regard to its conflicts of law rules.

     XXVI. Consent to Jurisdiction. Except as specifically provided otherwise in
Article IV.B. hereof, each of the parties hereto irrevocably consents and agrees that any legal action or proceeding whatsoever arising out of or in any way connected with this Agreement or the transactions contemplated hereby may be commenced, filed, instituted or brought in the state or federal courts of the State of New Jersey, and each of the parties hereto irrevocably submits and accepts with regard to any such legal action or proceeding to the jurisdiction of such courts. Each of the parties irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the parties hereto, such service to become effective upon mailing. Each of the parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, brought in such New Jersey courts, and hereby further irrevocably waives any claim, that any such suit, action or proceeding brought in such courts, has been brought in an inconvenient forum.

     XXVII. Counterparts. This agreement may be signed in two or more counterparts which counterparts shall constitute a single, integrated agreement binding upon all the signatories to such counterparts.

     XXVIII. Expenses. Except as specifically provided otherwise herein, each party hereto shall pay its own expenses arising from this Agreement and the transactions contemplated hereby, including, without limitation, all legal and accounting fees and disbursements; provided, however, that nothing herein shall limit or otherwise modify any right of the parties to recover such expenses from the other in the event any party hereto breaches this Agreement.

     XXIX. Further Assurances. Each of the parties hereto shall hereafter execute and deliver such further documents and


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


instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof. In the event any consent required for the transfer of all or any part of the Assets to MORO is waived by MORO, then AHLE and the Shareholders, shall use each of their best efforts to see that MORO receives the benefit of all or part of the Assets to which MORO has waived the obtaining of such consents.

     XXXI. Consents. AHLE and the Shareholders, shall use their reasonable commercial best efforts to obtain, at the earliest possible date and prior to the Closing, and at their sole cost and expense, the consents described in
Schedule X.C. hereof, which includes the letter of nonapplicability with respect to the Industrial Site Recovery Act. The parties expressly waive compliance with any applicable bulk sales clearance requirements.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to executed as of the day and year first above written.

                                            MORO ACQUISITION CORP.

Attest: /s/ David W. Menard                 By: /s/ David W. Menard
        -------------------------------     ------------------------------------
        David W. Menard,                    David W. Menard, President
        Secretary

(Corporate Seal)

Witness:                                    /s/ David W. Menard
         ------------------------------     ------------------------------------
                                            DAVID W. MENARD


Witness:                                    /s/ Jacqueline J. Menard
         ------------------------------     ------------------------------------
                                            JACQUELINE J. MENARD


                                            J.M. AHLE CO., INC.

Attest:                                     By: /s/ James M. Ahle
         ------------------------------     ------------------------------------


(Corporate Seal)

Witness:                                    /s/ James M. Ahle
         ------------------------------     ------------------------------------
                                            JAMES M. AHLE


Witness:                                    /s/ Raymond J. Donovan
         ------------------------------     ------------------------------------
                                            RAYMOND J. DONOVAN


Witness:
         ------------------------------     /s/ Ronald A. Schiavone
                                            ------------------------------------
                                            RONALD A. SCHIAVONE, individually
                                            and as trustee of the Ronald A.
                                            Schiavone Living Trust u/t/a/d
                                            June 21, 1991

                      EXHIBITS TO ASSET PURCHASE AGREEMENT


Exhibit "A" - Assumption of Liabilities Agreement between Moro and AHLE

Exhibit "B" - $150,000 Promissory Note from Moro to AHLE

Exhibit "C" - Menard Guaranty Agreement of $150,000 Promissory Note

Exhibit "D" - $100,000 Promissory Note from Moro to AHLE

Exhibit "E" - Menard Guaranty Agreement of $100,000 Promissory Note

Exhibit "F" - Escrow Agreement between Lurio & Associates, P.C., Moro and AHLE

Exhibit "G" - Consulting Agreement between James M. Ahle and Moro

Exhibit "H" - Non-Compete Agreement between each of Raymond J. Donovan and
              Ronald A. Schiavone and Moro

                      SCHEDULES TO ASSET PURCHASE AGREEMENT

Schedule I.C. - Fixed Asset Leases of AHLE Assumed by MORO

Schedule I.D. - Contracts Assumed by MORO Which Are Not in the Ordinary Course
                of AHLE's Business

Schedule I.F. - Prepaid Expenses and Deposits of AHLE Assumed by MORO

Schedule I.G. - Fixed Asset List of AHLE

Schedule V.A. - December 31, 1999 Balance Sheet of AHLE

Schedule X.C. - Required Third Party Waivers or Consents of AHLE

Schedule X.E. - Financial Statements of AHLE

Schedule X.G. - Permits and Approvals of AHLE

Schedule X.H. - Liens and Encumbrances on AHLE Assets

Schedule X.J. - List of AHLE Contracts

Schedule X.N. - List of AHLE Employees and Compensation Arrangements

Schedule X.Q. - List of AHLE Insurance Policies